Exhibit 3.11

BY-LAWS

OF

ENSR Corporation

Adopted April 26, 1995

December 7, 1994

TABLE OF CONTENTS

			Page

ARTICLE I - OFFICES			1
SECTION	1.01.	REGISTERED OFFICE	1
SECTION	1.02.	PRINCIPAL PLACE OF BUSINESS	1
SECTION	1.03.	OTHER OFFICES	1

ARTICLE II - MEETING OF STOCKHOLDERS			1
SECTION	2.01.	ANNUAL MEETINGS	1
SECTION	2.02.	SPECIAL MEETINGS	1
SECTION	2.05.	VOTING	2
SECTION	2.06.	ACTIONS REQUIRING CONSENT OF STOCKHOLDERS	2
SECTION	2.07.	BUSINESS TRANSACTED	2
SECTION	2.08.	ACTION WITHOUT A MEETING	3

ARTICLE III - BOARD OF DIRECTORS			3
SECTION	3.01.	RESPONSIBILITY	3
SECTION	3.02.	NUMBER AND TERM	3
SECTION	3.03.	RESIGNATIONS	3
SECTION	3.04.	REMOVAL	3
SECTION	3.05.	VACANCIES	3
SECTION	3.06.	PLACE AND TIME OF MEETINGS	3
SECTION	3.07.	REGULAR AND SPECIAL MEETINGS	4
SECTION	3.08.	NOTICE	4
SECTION	3.09.	QUORUM	4
SECTION	3.10.	VOTING	4
SECTION	3.11.	ACTION WITHOUT A MEETING	4
SECTION	3.12.	TELEPHONE MEETINGS	5
SECTION	3.13.	COMPENSATION OF DIRECTORS	5
SECTION	3.14.	ACTIONS REQUIRING APPROVAL BY THE BOARD OF DIRECTORS	5

ARTICLE IV - OFFICERS			6
SECTION	4.01.	OFFICERS	6
SECTION	4.02.	OTHER OFFICERS AND AGENTS	6
SECTION	4.03.	PRESIDENT	6
SECTION	4.04.	VICE PRESIDENTS	6
SECTION	4.05.	TREASURER	6
SECTION	4.06.	SECRETARY	7
SECTION	4.07.	ASSISTANT TREASURERS AND ASSISTANT SECRETARIES	7
SECTION	4.08.	REMOVAL; RESIGNATIONS; VACANCIES	7

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ARTICLE V - STOCK AND STOCK RECORDS			7
SECTION	5.01.	CERTIFICATES OF STOCK	7
SECTION	5.02.	LOST CERTIFICATES	8
SECTION	5.03.	TRANSFER OF SHARES	8
SECTION	5.04.	STOCKHOLDERS RECORD DATE	8
SECTION	5.05.	REGISTERED STOCKHOLDERS	9
SECTION	5.06.	STOCKHOLDER LIST	9
SECTION	5.07.	DIVIDENDS	9

ARTICLE VI - MISCELLANEOUS			9
SECTION	6.01.	SEAL	9
SECTION	6.02.	FISCAL YEAR	10
SECTION	6.03.	CHECKS AND NOTES	10
SECTION	6.04.	NOTICE AND WAIVER OF NOTICE	10
SECTION	6.05.	INDEMNIFICATION	10

ARTICLE VII - AMENDMENTS			10

ii

January 24, 1995

BY-LAWS

OF

ENSR Corporation

ARTICLE I - OFFICES

SECTION 1.01.                          REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be maintained at the offices of Prentice Hall Corporation Systems, Inc., 32 Lookerman Square, suite L-100, Dover, Delaware 19901, Kent County.

SECTION 1.02.                          PRINCIPAL PLACE OF BUSINESS. The principal place of business of the corporation shall be maintained at 281 Centennial Avenue, Piscataway, new Jersey 08854.

SECTION 1.03.                          OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place(s) as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

SECTION 2.01.                          ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, f and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.02.                          SPECIAL MEETINGS. Special meetings of stockholders, for any purpose, unless otherwise prescribed by statute, may be held upon the written request of the Chairman of the Board, the President, the Secretary, or any stockholder of the corporation. Such request shall state the purpose of the proposed meeting. Special meetings of stockholders may be held at such time and place as may be agreed upon by the stockholders

December 7, 1994

or, if no agreement is reached, then at the principal place of business of the corporation, in any case as shall be stated in the call and notice of the meeting.

SECTION 2.05.                          VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation shall be entitled to one vote, in person or by proxy, for each share of voting stock held by such stockholder. No proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and any question before the meeting shall be by ballot. All questions shall be decided by majority vote of stockholders except as otherwise provided by law.

SECTION 2.06.                          ACTIONS REQUIRING CONSENT OF STOCKHOLDERS. The following actions shall require the prior consent of the majority of stockholders of the issued and outstanding shares of the stock of the corporation entitled to vote:

(a)                                 Authorization of any additional voting shares; authorization of any non-voting shares; authorization of any securities, options or other rights convertible or exercisable for the purchase of any voting or non-voting shares; and the determination of the consideration payable therefor;

(b)                                 Application of any property or assets to the purchase, acquisition, redemption or other retirement of any shares of the corporation, directly or indirectly;

(c)                                  Merger or consolidation with or into any other corporation or dissolution of the corporation;

(d)                                 Sale, lease, transfer or other disposition of substantially all of the assets or properties of the corporation;

(e)                                  Amendment or change of the By-laws of the corporation;

(f)                                   Amendment or change of the Certificate of Incorporation of the corporation; or

(g)                                  Acquisition of all or substantially all of the assets of any corporation; acquisition of capital stock of any corporation; disposition of capital stock of any corporation; creation or disposition of any subsidiary.

SECTION 2.07.                          BUSINESS TRANSACTED. The business of the meeting shall be limited to the matters stated in the notice of the meeting unless otherwise agreed to by the stockholders.

SECTION 2.08.                          ACTION WITHOUT A MEETING. Any action required to be taken, or which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have no consented in writing.

ARTICLE III – BOARD OF DIRECTORS

SECTION 3.01.                          RESPONSIBILITY. Except as otherwise provided in Section 2.06 hereof, the business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders or otherwise.

SECTION 3.02.                          NUMBER AND TERM. The Board of Directors shall consist of not less than one nor more than five directors, as shall be determined from time to time by a majority of the stockholders, and each director shall serve until the next annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier resignation or removal.

SECTION 3.03.                          RESIGNATIONS. Any director may resign at any time by giving written notice to the Chairman of the Board, the Vice Chairman or the President and the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time be specified, upon receipt thereof. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.04.                          REMOVAL. Each director of the corporation shall be subject to removal at any time, with or without cause.

SECTION 3.05.                          VACANCIES. In the event of any vacancy

(occurring for any reason whatsoever) in the position of any director, the stockholders shall designate a successor.

SECTION 3.06.                          PLACE AND TIME OF MEETINGS. The Board of Directors may hold meetings, both regular and special, at such place, either within or without the State of Delaware, and at such time as it may from time to time determine.

SECTION 3.07.                          REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be held at the corporation’s principal place of business or such other place as shall be agreed upon by unanimous decision of the directors and at such time as shall be designated in the notice of meeting whenever called by the Chairman of the Board, the Vice Chairman or the President. Meetings shall be presided over by the Chairman, or in his absence, by the Vice Chairman, or in the absence of both, by the President. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.08.                          NOTICE. The Secretary or, in his absence, any other officer of the corporation shall give each director notice of the place, date and hour of meetings of the Board of Directors at least thirty (30) days before the meeting or in matters of particular urgency by telex, telecopy or personal service at least fifteen (15) days before the meeting, unless notice of such meeting is waived in writing by each director. Such notice shall also contain the agenda of items to be discussed, and the business of the meeting shall be limited to the matters stated in such notice unless otherwise agreed to by the directors present at such meeting. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

SECTION 3.09.                          QUORUM. At all meetings of the Boar of Directors, one-third of the total number of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present shall adjourn the meeting, and ten (10) days’ prior written notice of the date of the new meeting shall be given to each of the directors. At any reconvened meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

SECTION 3.10.                          VOTING. The majority of all of the directors present at any meeting at which a quorum is present shall decide any question brought before such meeting.

SECTION 3.11.                          ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board.

SECTION 3.12.                          TELEPHONE MEETINGS. Directors may participate in a meeting of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

SECTION 3.13.                          COMPENSATION OF DIRECTORS. The stockholders shall have authority to fix the compensation of directors. By resolution of the stockholders, the directors may be paid their expenses, if any, or a fixed sum, for attendance at each meeting of the Board, or a stated salary as director. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.14.                          ACTIONS REQUIRING APPROVAL BY THE BOARD OF DIRECTORS. The following actions shall be taken only upon express approval of the Board of Directors:

(a)                                 Adoption of the annual budget and business plan for total orders and sales, personnel plans, capital expenditures and source of funds, and material changes thereto;

(b)                                 Entering into any loans and any other form of financing for the corporation not included in the annual budget and business plan;

(c)                                  Change of the independent certified public accountants of the corporation;

(d)                                 Entering into any agreements which are not in the ordinary course of business;

(e)                                  Commencement and settlement of lawsuits or arbitration proceedings of material significance;

(f)                                   Giving and revocation of powers of attorney;

(g)                                  Hiring and terminating the employment of officers:

(h)                                 Entering into and terminating license agreements; and

(i)                                     Establishing pension plans and any other employee benefit plans; and

(j)                                    Recommendations to stockholders concerning additional capital contributions.

ARTICLE IV - OFFICERS

SECTION 4.01.                          OFFICERS. The officers of the corporation shall be a President and Secretary. All officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. The function of Treasurer may be performed by a Vice President or by another employee of the corporation appointed by the Board. In addition, the Board may elect Vice President, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as it may deem proper. More than two offices may be held by the same person.

SECTION 4.02.                          OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.03.                          PRESIDENT. The President shall be the Chief Executive Officer of the corporation. Except as limited in Section 2.06 and Section 3.14, he shall have general supervision, direction and control of the business of the corporation; and he shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. In the absence of the Chairman and Vice Chairman of the Board, the President shall preside at all meetings of stockholders and of the Board of Directors. He shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

SECTION 4.04.                          VICE PRESIDENTS. Any of the Vice

Presidents may perform the function of Treasurer and shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

SECTION 4.05.                          TREASURER. The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board, whenever they may request, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall give the corporation a bond for the faithful performance of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 4.06.                          SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or these By-Laws. In case of his absence or refusal or neglect so to do, any such notice may be given by an person thereunto directed by the President, the Board, or the stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of stockholders and of the Board in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, shall affix the same to any instrument requiring it. When so affixed, the seal shall be attested by his signature or by the signature of an Assistant Secretary.

SECTION 4.07.                          ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the President.

SECTION 4.08.                          REMOVAL; RESIGNATIONS; VACANCIES. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Vice Chairman or the President and the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time be specified, upon receipt thereof. The acceptance of a resignation shall not be necessary to make it effective. Subject to Section 4.01 hereof, any vacancy occurring in any office of the corporation may be filled by the Board.

ARTICLE V - STOCK AND STOCK RECORDS

SECTION 5.01.                          CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. Where a certificate is countersigned by (1) a transfer agent or (2) a registrar, other than the corporation or its employee, the signatures of the officers may be facsimiles.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of any such certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

SECTION 5.02.                          LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate(s) theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any clam that may be made against the corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

SECTION 5.03.                          TRANSFER OF SHARES. The shares of stock

of the corporation shall be transferable upon its books only by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate(s), duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled, and new certificate(s) shall thereupon be issued. A record shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.04.                          STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders or record entitled t notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record ate for the adjourned meeting.

SECTION 5.05.                          REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 5.06.                          STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall, at least ten (10) days before each meeting of stockholders, prepare a complete alphabetical address list of the stockholders entitled to vote at the ensuing meeting, with the number of shares held by each. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

SECTION 5.07.                          DIVIDENDS. Except as otherwise provided in this Section 5.07, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the corporation as and when they deem expedient. Dividends may be paid in cash, property, or shares of the capital stock of the corporation. Before declaring any dividend, there may be set aside out of any funds of the corporation available for dividends such sum(s) as the Board from time to time in its discretion deems proper for working capital, as a reserve fund to meet contingencies, for equalizing dividends, or for such other purpose as the Board shall deem conducive to the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI - MISCELLANEOUS

SECTION 6.01.                          SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 6.02.                          FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

SECTION 6.03.                          CHECKS AND NOTES. All checks, drafts, or other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer(s) or agent(s) of the corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 6.04.                          NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by law or these By-Laws to be given, personal notice is not meant unless expressly stated. Any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law.

Whenever any notice whatsoever is required by law or

these By-Laws to be given, a waiver thereof in writing signed by the person(s) entitled to notice, whether before or after the time stated therein, shall be deemed proper notice.

SECTION 6.05.                          INDEMNIFICATION. The corporation shall indemnify its directors, officers, employees and other agents to the extent permitted by the General Corporation Law of the State of Delaware.

ARTICLE VII - AMENDMENTS

These By-Laws may be altered, amended or repealed, and By-Laws may be made, in accordance with Section 2.06 hereof, at any meeting of stockholders if notice thereof is contained in the notice of such meeting or if all stockholders entitled to vote thereon, consent thereto.